Exhibit 99.1

PRESS RELEASE

CARETRUST REIT ANNOUNCES $150 MILLION SHARE REPURCHASE PROGRAM

SAN CLEMENTE, Calif., March 20, 2020 – CareTrust REIT, Inc. (Nasdaq: CTRE) announced today that its Board of Directors has authorized the repurchase of up to $150 million of its outstanding shares of common stock from time to time prior to March 31, 2023.

Repurchases will be made in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be made through open market purchases, privately negotiated transactions, structured or derivative transactions, including accelerated stock repurchase transactions, or other methods of acquiring shares. Repurchases of common stock under the program may also be made pursuant to Rule 10b5-1 plans adopted under the Exchange Act. The timing and amount of any repurchases under the repurchase program will be determined based on a variety of factors, including but not limited to the trading volume and price of CareTrust’s common stock, potential other uses for CareTrust’s capital, legal requirements, market conditions and other relevant factors.

The Company intends to finance any stock repurchases using available cash, and may also use short-term borrowings under its $600 million revolving credit line. The repurchase program may be modified, discontinued or suspended at any time.

About CareTrust™

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s plans and expectations related to the share repurchase program.

Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability and willingness of Company tenants to meet and/or perform their obligations under the triple-net leases the Company has entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (ii) the ability and willingness of the Company’s tenants to comply with laws, rules and regulations in the operation of the properties the Company leases to them; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the ability to reposition the Company’s properties on the same or better terms in the event of nonrenewal or in the event the Company replaces an existing tenant, as well as any obligations, including indemnification obligations, that the Company may incur in connection with the replacement of an existing tenant; (iv) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants on favorable terms; (v) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain key management personnel; (ix) the ability to maintain the Company’s status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; (xii) the impact of COVID-19 on our business and the business of our tenants and the economy generally and other factors affecting our business or the businesses of our tenants that are beyond our or their control, including natural disasters, other health crises or pandemics and governmental actions; and (xiii) any additional factors identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Company‘s Annual Report on Form 10-K for the year ended December 31, 2019 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC.

This press release and the information herein is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release, including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.

As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” “CareTrust,” “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.

Contact:

CareTrust REIT, Inc.

(949) 542-3130

ir@caretrustreit.com

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